UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010.

AMERICAN RAILCAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri		63301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (636) 940-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders (the “Annual Meeting”) on June 8, 2010. At the Annual Meeting, shareholders elected nine directors for the ensuing year and until their successors are duly elected (Proposal 1) and approved the proposal to accept the report of the Compensation Committee of the Board of Directors (Proposal 2). The vote tabulation follows for each proposal:

Proposal 1 – Election of Directors

Nominee	For	Against
Carl C. Icahn	14,476,691	4,724,364
James J. Unger	14,371,622	4,829,433
Vincent J. Intrieri	13,507,821	5,693,234
James C. Pontious	18,509,657	691,398
J. Mike Laisure	18,578,437	622,618
Harold First	18,192,444	1,008,611
Brett Icahn	13,495,744	5,705,311
Hunter Gary	14,709,059	4,491,996
Stephen Mongillo	14,709,397	4,491,658

Proposal 2 – Advisory Vote on Compensation Committee Report

For	Against	Abstentions	Broker Non-Votes
14,693,549	5,279,210	436,140	10,293

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010	American Railcar Industries, Inc.

	By:	/s/ Dale C. Davies
	Name:	Dale C. Davies
	Title:	Senior Vice President, Chief Financial Officer and Treasurer